UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2016

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its chapter)

Minnesota (State or other jurisdiction of incorporation)	1-13471 (Commission File Number)	41-1656308 (IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota (Address of principal executive offices)	55445 (Zip Code)

Registrant’s telephone number, including area code (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2016, Kristine Glancy was appointed Chief Executive Officer of Insignia Systems, Inc. (the “Company”), effective as of May 9, 2016.  In connection with Ms. Glancy’s appointment the Company and Ms. Glancy entered into an Employment Agreement and a Change in Control Agreement, each to be effective as of May 9, 2016.  The material terms of the Employment Agreement and the Change in Control Agreement are described below.

Ms. Glancy, 38, joins the Company from Kraft Foods, now Kraft Heinz Company, an international food and beverage company, where she has held the position of Customer Vice President since May 2013. Prior to becoming Customer Vice President, Ms. Glancy was Director of Sales from June 2012 to May 2013 and National Customer Manager from November 2010 to June 2012.

Ms. Glancy has not been a participant in, or is to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Employment Agreement

The Employment Agreement has an initial term of three years ending on May 9, 2019, provided that beginning on May 9, 2019 and on each anniversary date thereafter, the term will be automatically renewed for an additional one-year period unless either party notifies the other in writing, at least one-hundred and twenty days in advance of the relevant anniversary date, of its intent not to renew for the additional one-year period.  Pursuant to the Employment Agreement, Ms. Glancy will be entitled to:

•                  an annual base salary of $275,000, subject to increase by the Company’s Board of Directors (the “Board”) from time to time;

•                  earn a target annual incentive compensation award, beginning with the 2016 fiscal year, of 50% of her base salary with a maximum potential annual incentive compensation award of 150% of her base salary, based on the achievement of performance targets set by the Board;

•                  a cash signing bonus in the amount of $180,000, of which $100,000 will be paid on or as soon as practicable following the effective date of the Employment Agreement and $80,000 of which will be paid on the one year anniversary of the effective date; provided that, in the event that, prior to the one year anniversary of the effective date, (i) Ms. Glancy voluntarily terminates her employment without “good reason” (as defined in the Employment Agreement) or (ii) the Company terminates Ms. Glancy’s employment for “cause” (as defined in the Employment Agreement), Ms. Glancy is required to reimburse the Company the initial $100,000 payment;

•                  participate in all employee benefit plans and programs maintained by the Company and made available to employees generally, and all executive benefit plans maintained by the Company and made available to senior executives generally, in each case to the extent she is eligible under the terms of such plans; and

•                  certain fringe benefits as determined by the Board.

The Employment Agreement also provides for a grant of 100,000 shares of time-vesting restricted stock (the “Inducement Restricted Stock”) upon the commencement of Ms. Glancy’s employment on May 9, 2016.  One-fifth of the shares will vest on the first anniversary of the effective date of the Employment Agreement and one-fifth of the shares will vest on each subsequent anniversary of the effective date, through and including the fifth anniversary of the effective date.  The Inducement Restricted Stock will be governed by the terms of the Company’s 2013 Omnibus Stock and Incentive Plan.

The Employment Agreement includes a clawback provision providing that if there is a restatement of the Company’s financial results (other than a prophylactic or voluntary restatement due to a change in applicable accounting rules or interpretations) due to material noncompliance with financial reporting requirements and the Board determines in good faith that any compensation granted to Ms. Glancy was awarded or determined based on such material noncompliance, the Board or a committee thereof may recover any compensation granted to Ms. Glancy (or reduce any compensation not yet paid) based on the erroneous financial data in excess of what would have been paid (or in the case of unpaid compensation, what should be paid) to Ms. Glancy under the accounting restatement.

In the event of Ms. Glancy’s involuntary termination without “cause” or voluntary termination with “good reason”, Ms. Glancy will be entitled to accrued and unpaid compensation as provided in the Employment Agreement as well as the following severance pay and benefits, conditioned on the execution and continued effectiveness of a release: (1) the annual incentive compensation she would have been entitled to receive for the year in which her termination occurs as if she had continued until the end of that fiscal year, determined based on the Company’s actual performance for that year relative to the performance goals applicable to Ms. Glancy, prorated for the number of days in the fiscal year through her termination date and generally payable in a cash lump sum at the time such incentive awards are payable to other participants; (2) the “applicable percentage” (as used in Section 9(d) the Employment Agreement) of Ms. Glancy’s annual base salary as in effect at the time of Termination, payable in a single lump sum payment no later than 60 days following the termination date; and (3) welfare benefit continuation for four months following termination.  In the event of Ms. Glancy’s death, “disability” (as defined in the Employment Agreement), involuntary termination for “cause” or voluntary termination without “Good Reason,” Ms. Glancy will be entitled to accrued and unpaid compensation as provided in the Employment Agreement.

During the one year period following Ms. Glancy’s cessation of employment with the Company she will be subject to a covenant not to compete with the Company and a covenant not to solicit employees or customers of the Company.

A copy of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Change in Control Agreement

The Change in Control has an initial term of three years ending on May 9, 2019, provided that beginning on May 9, 2019, and on each anniversary date thereafter, the term will be automatically renewed for an additional one-year period unless either party notifies the other in writing, at least one-hundred and twenty days in advance of the relevant anniversary date, of its intent not to renew for the additional one-year period.  Additionally, if a “change in control” (as defined in the Change in Control Agreement) occurs during the term of the Change in Control Agreement, such agreement will continue in effect for a period of not less than twenty-four (24) months beyond the month in which the “change in control” occurred.

Under the Change in Control Agreement, upon a “qualifying termination” (as defined in the Change in Control Agreement) Ms. Glancy will be entitled to the following, conditioned on the execution of a release and subject to offset by the amount of any severance previously paid to her under any employment agreement with the Company: (1) a lump sum severance payment equal to one-hundred percent of her base salary, (2) cash payment equal to the sum of (x) unpaid incentive compensation that has been allocated or awarded to Ms. Glancy for a completed fiscal year preceding the date of the Qualifying Termination which is contingent only upon the continued employment to a subsequent date plus (y) a pro rata portion to the date of the Qualifying Termination of her target bonus for the year calculated through the date of the Qualifying Termination, (3) welfare benefit continuation for a period of 12 months, (4) certain post-retirement health care or life insurance benefits if Ms. Glancy would have become eligible for such benefits during the 24 months after the date of termination, (5) a lump sum payment equal to all earned but unused paid time off days, and (6) outplacement fees not to exceed $5,000.  In addition, any amounts paid under the Change in Control Agreement will be reduced to the maximum amount that can be paid without being subject to the excise tax imposed under Internal Revenue Code Section 4999, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount.  For purposes of the Change in Control Agreement, a “Qualifying Termination” means a termination by the Company without “cause” (as defined in the Change in Control Agreement) or a termination by Ms. Glancy with “good reason” (as defined in the Change in Control Agreement), in each case either concurrent with or within 24 months following a change in control, or a termination by the Company without “cause” within six months prior to a change in control if termination is in connection with or in anticipation of the change in control.

The Change in Control Agreement also provides for certain non-severance payments to Ms. Glancy if she fails to perform her full-time duties as a result of a “disability” (as defined in the Change in Control Agreement).  In such a case, the Company will pay her current base salary and all compensation and benefits payable to her under any compensation or benefit plan the Company maintains during that period, until her employment is terminated.  Additionally, if Ms. Glancy’s employment is terminated for any reason following a “change in control” and during the term of the Change in Control Agreement, the Company will pay her base salary through the date of termination and all compensation and benefits to which she is entitled for all periods preceding the date of termination under the terms of our compensation and benefit plans.

During the one year period following Ms. Glancy’s cessation of employment with the Company she will be subject to a covenant not to compete with the Company and a covenant not to solicit employees or customers of the Company.

A copy of the Change in Control Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

John C. Gonsior will no longer serve as the Company’s acting President, effective as of May 9, 2016, but will remain in his current roles as Chief Financial Officer, Secretary and Treasurer.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated April 8, 2016, between Insignia Systems, Inc. and Kristine Glancy

10.2	Change in Control Agreement, dated April 8, 2016, between Insignia Systems, Inc. and Kristine Glancy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)

Date: April 13, 2016	By	/s/ John C. Gonsior
John C. Gonsior
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated April 8, 2016, between Insignia Systems, Inc. and Kristine Glancy

10.2	Change in Control Agreement, dated April 8, 2016, between Insignia Systems, Inc. and Kristine Glancy